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                                                                  Exhibit 23.1

            Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of EPIX Medical, Inc. for the registration of 556,098 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP

Boston, Massachusetts
January 11, 2002